SENTO CORPORATION IS SELECTED TO PROVIDE RIGHT CHANNELINGSM SUPPORT TO 3G MOBILE ENTERTAINMENT PROVIDER AMP’D MOBILETM

Sento’s Distinctive Right Channeling Solutions Will Enhance Amp’d Mobile’s Support to Youthful, Early Adopter Customer Base While Improving Service Levels

SALT LAKE CITY, Utah, April 27, 2007 – Sento Corporation (Nasdaq: SNTO), The Right-Channeling Company, announced today that Amp’d Mobile, the pioneer of integrated mobile entertainment and the only 3G carrier in the US specifically targeting youth, young professionals and early adopters, has chosen Sento to provide right channeling support to enhance its customer service. The addition of Sento’s Right Channeling out-sourced customer support service comes at a time when Amp’d Mobile is achieving a successful and rapid growth of its customer base, which increased 70% in the first quarter of this year.

Right Channeling is a proven methodology developed by Sento to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication with their customers while enhancing the customer service experience. The Sento Right Channeling solution, which is based on its proprietary technologically-advanced solutions, offers a range of integrated communications channels ranging from live support to web-enabled self-support and IVR Self-Activation.

“Since Amp’d customers look for more in their entertainment, we needed to find customer service support that matched those expectations as we continue to grow our customer base,” noted Kat Henry, Vice President of Customer Operations for Amp’d Mobile. “Sento’s Right Channeling solution fit the bill. It is an excellent match for our tech-savvy customers. Sento will enable us to substantially enhance our customer service experience while controlling costs and staying ahead of our rapid growth.”

“We are very excited to be chosen by Amp’d Mobile, which is at the cutting-edge in developing mobile entertainment in the US, just as EVDO adoption is beginning to take off,” stated Kim Cooper, Chief Executive Officer of Sento. “Our advanced, effective and efficient customer service solutions are designed to optimize the customer service experience both for our clients and their customers. We believe the addition of our Right Channeling solution will support Amp’d Mobile’s exciting growth plans both in the U.S. and its planned expansion into international markets.”

Sento noted that it will provide services to Amp’d Mobile through its Albuquerque, New Mexico, and Orem, Utah customer contact centers. Training is currently underway, and Sento has already begun recognizing revenues from this new client.

ABOUT AMP’D MOBILE

Amp’d Mobile is the first integrated mobile entertainment company for youth, young professionals and early adopters, and the only 3G carrier in the US specifically targeting that demographic. By leveraging the power of broadband wireless (EVDO), Amp’d Mobile offers traditional services such as voice and text within a completely fresh user interface designed specifically for the “mobile graduate” and third-generation (3G) technology. With a myriad of customizable options to meet each person’s individual needs, as well as strategic alliances with top entertainment properties, such as MTVN and Universal Music Group, Amp’d Mobile brings a more relevant, personal experience to the wireless lifestyle with unique music, video, community, entertainment, sports and gaming offerings divided into various channels for quick and easy access. Amp’d Mobile is offered nationwide and more information can be found at www.ampd.com.

SENTO PROFILE

Sento Corporation (www.sento.com) specializes in Right Channeling(SM), a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary solutions, we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in Sweden, Brazil, India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including McAfee, LensCrafters, Philips, Thomson, and Overstock.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento’s beliefs, expectations, goals, hopes or intentions regarding future events. Words such as “expects,” “intends,” “estimates,” “believes,” “anticipates,” “should” and “likely” also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company’s recent losses, the Company’s stock price has historically been volatile; variations in market and economic conditions; the Company’s dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company’s clients resulting in lower revenues for the Company; the Company’s ability to complete negotiations and execute client agreements; failure to maintain the listing of its common stock on NASDAQ Capital Market; risk of equipment failure and/or emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company’s current expectations, are contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB.

Contact:

Kim Cooper, CEO, Sento at (801) 431-9200.

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